EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 333-85972, 333-52430, 333-46826, 333-46732, 333-46122) of our report, dated March 13, 2003 relating to the consolidated financial statements of The Dun & Bradstreet Corporation and Subsidiaries at December 31, 2002 and December 31, 2001 and for the three years ended December 31, 2002, which report is incorporated in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
March 28, 2003